UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 04, 2017

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201319	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit B, 22/F, Times Tower

391-407 Jaffe Road

Wan Chai, Hong Kong

Tel: 852-6072-0269

(Address of principal executive offices, including Zip Code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

(See Item 8.01 below incorporated herein by reference)

Item 8.01 Other Events

Entry into a Letter of Intent to make an Acquisition:

On December 01, 2017, the Company entered into a Letter of Intent (“LOI”) to acquire 51% controlling interest in the J. Peterman Company, LLC, in exchange for 1 million of its common shares to be issued by the Company at closing. After closing, the Company is obligated to invest up to $3.0 million dollars into the J. Peterman Company for growth. The completion of the transaction is contingent on among other things; the resolution of J. Peterman’s existing 1.0 million convertible note, completion of due diligence acceptable to the Company in its sole discretion and preparation and execution of the definitive agreements. All existing members of the J. Peterman management team will remain post acquisition. J. Peterman represented to the Company that in 2017 it produced revenue in excess of 20 million dollars. The Company may issue a press release in the future relative to this LOI if/when certain contingencies are met.

Release of Updated Company Profile:

On December 04, 2017 the Company released its latest Company Profile to be used to familiarize shareholders, prospective shareholders, vendors, customers and other interested parties in the Company and its prospects (attached). The information contained in the Company Profile is information that has been previously disclosed by the Company in its public filings and press releases. Actual printed copies will contain the same information but may be formatted differently in the printing process. Interested Parties are cautioned and encouraged to utilize this Company Profile as a starting point to familiarize them with the general prospects of the Company but before making any decision or investment they are encouraged to read the Company’s filings and Press Releases. For more information about the Company or to view the videos, go to www.12retech.com.

Release of Updated Company Investor Presentation:

On December 04, 2017 the Company released its December 2017 Investor Presentation to be used to familiarize shareholders, prospective shareholders, vendors, customers and other interested parties in the Company and its prospects (attached). The information contained in the Company Profile is information that has been previously disclosed by the Company in its public filings and press releases. Actual printed copies will contain the same information but may be formatted differently in the printing process. Interested Parties are cautioned and encouraged to utilize this Company Profile as a starting point to familiarize them with the general prospects of the Company but before making any decision or investment they are encouraged to read the Company’s filings and Press Releases. For more information about the Company or to view the videos, go to www.12retech.com.

(d)           Exhibits.

Exhibit No.	Description

(11.1) Company Information	COMPANY PROFILE Issued by Registrant on December 04, 2017

(11.2) Company Information	COMPANY December 2017 Investor Presentation Issued by Registrant on December 04, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 04, 2017

12 Retech Corporation

/s/ Angelo Ponzetta
By:	Angelo Ponzetta
Its:	Chief Executive Officer